Exhibit 5.1
February 12, 2018

Re:	Exelon Corporation - Registration of 10,714,766 Shares of Common Stock, no par value
Ladies and Gentlemen:
We have acted as counsel to Exelon Corporation, a Pennsylvania corporation (“Exelon”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 10,714,766 shares of common stock, no par value (the “Registered Shares”), of Exelon. The Registered Shares are to be registered pursuant to the Exelon Corporation Direct Stock Purchase Plan (the “Plan”).
In rendering this opinion, we have reviewed and relied upon such certificates, documents, corporate records, other instruments, matters of law and representations of officers of Exelon as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
Based on the foregoing, we are of the opinion that the Registered Shares, when delivered, issued and paid for pursuant to the Plan in accordance with the terms and conditions thereof, will be legally issued, fully paid and nonassessable.
This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the laws of the Commonwealth of Pennsylvania.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.
Very truly yours,
/s/ Ballard Spahr LLP